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                                                                    EXHIBIT 11

                      W. R. GRACE & CO. AND SUBSIDIARIES
              WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED
                          IN PER SHARE COMPUTATIONS
            For the three and six months ended June 30, 1997 and 1996 (Dollars in millions, except per share; shares in thousands)

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                                                        3 Mos. Ended                 6 Mos. Ended
                                                      6/30/97   6/30/96            6/30/97   6/30/96
                                                    ----------------------       ---------------------
EARNINGS PER SHARE:
Weighted average shares outstanding .............    72,761         96,634        73,999        97,259
                                                    =======        =======       =======       =======
Net income ......................................   $ 117.4        $ 333.9       $ 163.8       $ 397.5
Dividends paid on preferred stocks ..............        --            (.2)           --           (.3)
                                                    -------        -------       -------       -------
Income used in per share computation of earnings    $ 117.4        $ 333.7       $ 163.8       $ 397.2
                                                    =======        =======       =======       =======
Net income per share ............................   $  1.61        $  3.45       $  2.21       $  4.09

PRIMARY:
Weighted average shares outstanding .............    72,761         96,634        73,999        97,259
Dilutive effect (as determined by the application
     of the treasury stock method) ..............     2,072          1,878         2,253         2,022
                                                    -------        -------       -------       -------
Weighted average number of shares
     outstanding - primary ......................    74,833         98,512        76,252        99,281
                                                    =======        =======       =======       =======
Net income ......................................   $ 117.4        $ 333.9       $ 163.8       $ 397.5
Dividends paid on preferred stocks ..............        --            (.2)           --           (.3)
                                                    -------        -------       -------       -------
Income used in per share computation of earnings
     and in per share computation of earnings
     assuming dilutive effect ...................   $ 117.4        $ 333.7       $ 163.8       $ 397.2
                                                    =======        =======       =======       =======
Net income per share - primary ..................   $  1.57        $  3.39       $  2.15       $  4.00

FULLY DILUTED:
Weighted average shares outstanding .............    72,761         96,634        73,999        97,259
Dilutive effect (as determined by the application
     of the treasury stock method) ..............     2,272          1,878         2,357         2,022
                                                    -------        -------       -------       -------
Weighted average number of shares
     outstanding - fully diluted ................    75,033         98,512        76,356        99,281
                                                    =======        =======       =======       =======
Net income ......................................   $ 117.4        $ 333.9       $ 163.8       $ 397.5
Dividends paid on preferred stocks ..............        --            (.2)           --           (.3)
                                                    -------        -------       -------       -------
Income used in per share computation of earnings
     and in per share computation of earnings
     assuming dilutive effect ...................   $ 117.4        $ 333.7       $ 163.8       $ 397.2
                                                    =======        =======       =======       =======
Net income per share - fully diluted ............   $  1.56        $  3.39       $  2.15       $  4.00
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